Item 26. Exhibit (g) iii.

AMENDMENT to the

AUTOMATIC YRT AGREEMENT

(the “Agreement”)

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,

MML BAY STATE LIFE INSURANCE COMPANY, and

C.M. LIFE INSURANCE COMPANY

(hereinafter the “Ceding Company”)

and

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

(hereinafter the “Reinsurer”)

Original Treaty Effective Date: September 1, 1998

Coverage: Variable Universal Life /

Reinsurer Treaty ID:

TAI Code:

Effective April 2, 2014, the Amendment effective date, the Reinstatement provision of the Agreement is hereby replaced in its entirety with the following language:

Reinsurance shall be reinstated          of the Ceding Company. The Ceding Company shall pay all back reinsurance premiums to the Reinsurer in the same manner as it received insurance premiums under the reinstated policy.

All terms and conditions of the Agreement not in conflict with the terms and conditions of this Amendment shall continue unchanged.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, this Amendment is hereby executed in good faith by both parties:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	6-20-14
Peter G. Ferris
Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	6-20-14
Peter G. Ferris
Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	6-20-14
Peter G. Ferris
Vice President & Actuary

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

By:	/s/ Senan O’Loughlin	Date:	6/17/14

Print name:	Senan O’Loughlin

Title:	Senior Vice President

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

By:	/s/ Audrey Chervansky	Date:	6/17/14

Print name:	Audrey Chervansky

Title:	Vice President